Exhibit 99.2

DAKOTA PLAINS PROVIDES UPDATE ON PIONEER TERMINAL EXPANSION AND OPERATIONS,

AND PROVIDES GUIDANCE FOR 2015

Tank Storage Expansion Underway on Schedule and Fully Funded

New Contracts Increase Throughput to 55,000 Barrels Per Day Beginning in January 2015

Company Provides Full Year 2015 Adjusted EBITDA Guidance of $23.4 million

WAYZATA, Minnesota – December 12, 2014 — Dakota Plains Holdings, Inc. (“Dakota Plains” or “the Company”) (NYSE MKT: DAKP) today provided an update on its operations and made several disclosures related to its growth. Highlights are as follows:

•	The storage tank expansion project currently underway successfully achieved its winter shut-down point with construction expected to resume in the spring of 2015; the project is on schedule and fully funded. In addition, a new service agreement with an existing client enables increasing the throughput of the Pioneer Terminal to 55,000 barrels per day from January 2015.
•	Canadian Pacific has pledged an expanded rail service to underpin the forecast increases in throughput at Pioneer.
•	For 2015 the Company provides an annualized guidance that includes an average daily throughput of 57,500 barrels per day and an adjusted EBITDA of $23.4 million.

Craig McKenzie, Chairman and Chief Executive Officer of Dakota Plains, said, “The transaction to buy out our joint venture partner delivers significant value to stockholders as we grow the Pioneer Terminal. The Company is now simpler in its structure and business segments, is stronger in terms of balance sheet and income generation, is no longer exposed to direct commodity pricing risk, and is more flexible than in the past to meet our customers’ needs in logistical services. Based on significant levels of increased interest, we are considering further expansion of the Pioneer Terminal beyond 80,000 barrels per day.”

McKenzie added, “We are encouraged to see significant growth opportunities even during the current low oil price environment. I believe this is a tribute to our competitive advantage as a centrally located, reliable, and cost efficient rail terminal that plays an important role in transporting Bakken and Three Forks oil to market.”

Conference Call

The company will host a conference call on Friday, December 12 at 11:00 am ET to discuss its operational and financial updates with the investment community.

Participants should dial 1-888-256-9132 if calling within the United States or 1-913-312-0653 if calling internationally. A replay will be available until December 19, 2014 and can be accessed by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use passcode 3580581 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.dakotaplains.com or by visiting http://public.viavid.com/index.php?id=112283.

A form 8K has been filed containing a slide presentation that management will reference during the call. The presentation is available on our website at http://dakotaplains.com/investor/presentations/

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains' core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains' performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Forward Looking Statements

Statements made by representatives of Dakota Plains Holdings, Inc. (“Dakota Plains” or the “Company”) during the course of this press release that are not historical facts, are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, our ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, our ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Contacts

Company Contact

Tim Brady, CFO

tbrady@dakotaplains.com

Phone: 952.473.9950

www.dakotaplains.com

Investor and Media Contact

Dan Gagnier/Jared Levy/Emily Deissler, Sard Verbinnen

Phone: 212.687.8080

www.sardverb.com

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Reconciliation non-GAAP measure with GAAP

(expressed in USD millions, unless otherwise indicated)			Twelve Months Ended
			December 31,
			2015

Net Income			$8.5
Add back:
		Interest Expense	$7.6
	o/w	Contingent payment interest	$4.2
		Term loan and revolver interest	$3.1
		Fees / amortization associated with loans	$0.4

		Tax Provision	$1.6
		Depreciation and Amortization	$4.5
		Share Based Compensation	$1.2
Adjusted EBITDA			$23.4